Exhibit 99.(d)(4)

Entasis Therapeutics Holdings Inc.

Form Of Stock Option Grant Notice
(2018 Equity Incentive Plan)

Entasis Therapeutics Holdings Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice, in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in this Stock Option Grant Notice and the Plan, the terms of the Plan will control.

Optionholder:
Date of Grant:	July 16, 2021
Vesting Commencement Date:	First Anniversary of Date of Grant
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:	July 15, 2031

Type of Grant:	%%OPTION_TYPE_LONG%-%

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:	This option shall vest in accordance with the following schedule:

Exchanged Option Strike Price	Exchanged Option Grant Date	Vesting Schedule for new option (stated as %)
$4.98	8/11/2015	100% vested on Vesting Commencement Date
$4.98	12/10/2015	100% vested on Vesting Commencement Date
$5.01	11/15/2019	67% vested on Vesting Commencement Date, remainder vests monthly over 16 months following Vesting Commencement Date
$5.12	9/17/2019	69% vested on Vesting Commencement Date, remainder vests monthly over 15 months following Vesting Commencement Date
$5.25	12/16/2019	65% vested on Vesting Commencement Date, remainder vests monthly over 17 months following Vesting Commencement Date
$5.34	2/18/2020	58% vested on Vesting Commencement Date, remainder vests monthly over 20 months following Vesting Commencement Date
$5.66	1/18/2019	85% vested on Vesting Commencement Date, remainder vests monthly over 7 months following Vesting Commencement Date
$5.70	11/4/2019	67% vested on Vesting Commencement Date, remainder vests monthly over 16 months following Vesting Commencement Date
$5.78	10/15/2019	69% vested on Vesting Commencement Date, remainder vests monthly over 15 months following Vesting Commencement Date
$6.12	6/19/2019	100% vested on Vesting Commencement Date
$6.3982	7/15/2019	75% vested on Vesting Commencement Date, remainder vests monthly over 12 months following Vesting Commencement Date
$6.44	8/5/2019	73% vested on Vesting Commencement Date, remainder vests monthly over 13 months following Vesting Commencement Date
$6.4599	4/15/2019	81% vested on Vesting Commencement Date, remainder vests monthly over 9 months following Vesting Commencement Date
$6.79	5/15/2019	79% vested on Vesting Commencement Date, remainder vests monthly over 10 months following Vesting Commencement Date
$6.85	5/1/2018	100% vested on Vesting Commencement Date
$6.90	4/26/2019	79% vested on Vesting Commencement Date, remainder vests monthly over 10 months following Vesting Commencement Date
$15.00	9/25/2018	94% vested on Vesting Commencement Date, remainder vests monthly over 3 months following Vesting Commencement Date

Additional Terms/Acknowledgements: Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder acknowledges and agrees that this Stock Option Grant Notice and the Option Agreement may not be modified, amended or revised except as provided in the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of, if applicable, (i) equity awards previously granted and delivered to Optionholder, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement or other written agreement entered into between the Company and Optionholder specifying the terms that should govern this option upon the terms and conditions set forth therein.

By accepting this option, Optionholder acknowledges having received and read the Stock Option Grant Notice, the Option Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Optionholder consents to receive Plan and related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Entasis Therapeutics Holdings Inc.		Optionholder:

By:
Signature		Signature

Title:	Manos Perros, CEO

Attachments: Option Agreement, 2018 Equity Incentive Plan and Notice of Exercise

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